                                                                    EXHIBIT 99.1


[MEADOWBROOK(R) INSURANCE LOGO]

                        MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)

================================================================================

CONTACT: ROBERT S. CUBBIN, PRESIDENT & CHIEF EXECUTIVE OFFICER, (248) 204-8031 KAREN M. SPAUN, SVP & CHIEF FINANCIAL OFFICER, (248) 204-8178 JENNIFER BARBER, SENIOR FINANCIAL ANALYST, (248) 204-8159

================================================================================

                        MEADOWBROOK INSURANCE GROUP, INC.
                           REPORTS SECOND QUARTER 2003
                           NET INCOME OF $2.7 MILLION

            BOARD APPROVES ADDITIONAL 1,000,000 SHARE REPURCHASE PLAN

                              SOUTHFIELD, MICHIGAN
                                 August 7, 2003

Second Quarter Results:

Meadowbrook Insurance Group (NYSE: MIG) reported net income for the quarter ended June 30, 2003 of $2.7 million, or $0.09 per diluted share, compared to $122,000, or $0.01 per diluted share for the comparable period in 2002. The increase in net income reflects higher fee-for-service revenue, a reduction in interest expense, improvement in underwriting results, and overall expense management.

"We are pleased by the progress we are making in improving profitability," commented Meadowbrook's President and Chief Executive Officer, Robert S. Cubbin. "We remain on track with our plan to leverage fixed costs, maintain underwriting discipline, and to focus on growing our profitable specialty program business."

During the second quarter of 2003, gross written premium increased $13.4 million, or 31.3%, to $56.2 million, from $42.8 million in the comparable period in 2002. This increase reflects the anticipated growth from premium rate increases, the conversion of existing controlled programs to the Company's own insurance company subsidiaries, and new business resulting from the previously announced renewal rights contract.

The gross written premium in 2002 was impacted by planned decreases to reduce leverage ratios. The lower level of gross written premium in 2002 is now reflected in lower net earned premium and revenue in the current quarter.


                      [STAR INSURANCE COMPANY LETTERHEAD]

PRESS RELEASE                                                             PAGE 2


Revenues:

Revenues decreased $6.0 million, or 10.5%, to $51.5 million in the second quarter of 2003, from $57.5 million for the comparable period in 2002.

Net earned premium decreased $8.1 million, or 18.2%, to $36.2 million in the second quarter of 2003, from $44.3 million during the same period of 2002. This decrease reflects the current effect from the prior year reduction in written premium from programs previously discontinued. This decrease was partially offset by controlled growth in new and existing programs.

Net commissions and fees increased $1.3 million, or 13.1%, to $11.3 million in the second quarter of 2003, from $10.0 million during the same period of 2002. This increase includes $4.0 million from new fee-for-service contracts and a decrease in consolidated fees as the result of the conversion of an existing fee-based program into an insured program within the Company's underwriting subsidiary. This conversion causes the intercompany fees associated with the program to now be eliminated upon consolidation.

Expenses:

Incurred losses decreased $6.5 million, or 21.3%, to $24.1 million in the second quarter of 2003, from $30.6 million in the comparable period of 2002. The second quarter 2003 loss and loss adjustment expense ratio was 71.1% compared to 72.6% in the comparable period of 2002. This improvement in the loss ratio reflects rate increases, the cancellation of the surplus relief treaty, and the absence earned premium from discontinued programs. The 2003 second quarter net loss and loss adjustment expense ratio was impacted by a loss of $1.0 million (representing 2.8 percentage points) resulting from property damage caused by storms in the Midwest during May 2003.

Commenting on the second quarter loss ratio, Mr. Cubbin stated: "Our business fundamentals continue to improve and reserves from discontinued programs have remained stable. Despite the net impact of $1.0 million in losses from the May storms, we believe that we will meet our full year 2003 expectations. The current accident year results are reflective of actual improvement year-over-year and are a sound indication of the positive trends in our continuing business."

Salaries and employee benefits for the second quarter of 2003 increased $2.6 million, or 28.5%, to $11.9 million, from $9.2 million in the second quarter of 2002, due primarily to increases in staff related to new fee-for-service contracts.

Policy acquisition and other underwriting expenses decreased $4.9 million, or 45.3%, to $6.0 million in the second quarter of 2003, from $10.9 million in the comparable period in 2002. The GAAP expense ratio was 35.3% in the second quarter of 2003, compared to 35.8% in the second quarter of 2002. Reductions in overall outside commission expense and the ability to leverage fixed costs had a favorable impact in the second quarter of 2003.

Other administrative expenses decreased $0.8 million, or 12.6%, to $5.3 million in the second quarter of 2003, from $6.1 million in the comparable period in 2002. This decrease is primarily the result of a change in accrued policyholder dividends as a result of a reevaluation of the gross loss experience on participating policies. This decrease was partially offset by administrative expenses associated with new fee-for-service contracts.

PRESS RELEASE                                                             PAGE 3


Interest expense decreased $662,000, or 75.7%, to $212,000 in the second quarter of 2003, from the comparable period in 2002. This reflects the decrease in the average outstanding debt from $53.7 million in 2002, to $20.9 million in 2003. A decline in the effective interest rate also had a favorable impact on interest expense during the second quarter of 2003. At June 30, 2003, the Company's debt to equity ratio was 10.8%, compared to 18.7% at December 31, 2002.

Cash flow from operations was $17.4 million for the second quarter of 2003, compared to cash used in operations of $4.4 million in the same period of 2002. The quarter's positive cash flow reflects an increase in earnings, growth in written premium, and routine collections on reinsurance recoverables.


Year to Date Results:

Net Income:

Net income for the six months ended June 30, 2003 was $5.4 million, or $0.18 per diluted share, compared to net income of $1.0 million, or $0.09 per diluted share for the comparable period in 2002.

Gross written premium increased $24.7 million, or 24.6%, to $125.0 million for the six months ended June 30, 2003, from $100.3 million for the comparable period in 2002.

Revenues:

Revenues decreased $12.7 million, or 11.7%, to $95.7 million for the six months ended June 30, 2003, from $108.4 million for the comparable period in 2002.

Net earned premium decreased $19.4 million, or 23.3%, to $63.6 million for the six months ended June 30, 2003, from $83.0 million during the same period of 2002.

Net commissions and fees increased $5.7 million, or 30.1%, to $24.6 million for the six months ended June 30, 2003, from $18.9 million during the same period of 2002.

Expenses:

Incurred losses decreased $13.8 million, or 25.1%, to $41.3 million for the six months ended June 30, 2003, from $55.1 million in the comparable period of 2002. The loss and loss adjustment expense ratio for the six months ended June 30, 2003 was 70.2%, consistent with the comparable period of 2002.

Other expenses decreased $5.7 million, or 10.9%, to $46.4 million for the six months ended June 30, 2003, from $52.0 million in the comparable period of 2002. The GAAP expense ratio was 35.8% for the six months ended June 30, 2003, compared to 36.8% in 2002.

PRESS RELEASE                                                             PAGE 4


Other Matters:

Shareholders' equity increased to $153.4 million, or $5.29 per common share, at June 30, 2003, compared to $147.4 million, or $4.98 per common share, at December 31, 2002. The increase in shareholders' equity reflects year-to-date net income, share repurchases and unrealized appreciation of $2.1 million in the Company's investment portfolio. During 2003, the Company has repurchased and retired 569,100 shares for a total cost of approximately $1.6 million.

On August 6, 2003, the Board of Directors authorized management to repurchase up to an additional 1,000,000 shares of the Company's common stock under the existing share repurchase plan. On September 17, 2002, the Board of Directors authorized management to repurchase up to 1,000,000 shares of the Company's common stock in market transactions. To date, the Company has repurchased and retired 764,800 shares.

Statutory surplus was relatively unchanged at $90.8 million at June 30, 2003.

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes", "expects", "anticipates", "estimates", or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE                                                          PAGE 5





                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                       UNAUDITED BALANCE SHEET INFORMATION


                                                   JUNE 30,     DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)               2003           2002
-------------------------------------            ------------   ------------
BALANCE SHEET DATA

ASSETS
           Cash and invested assets              $    307,608   $    286,050
           Premium & agents balances                   77,599         71,420
           Reinsurance recoverable                    201,101        202,213
           Deferred policy acquisition costs           17,189         12,140
           Prepaid reinsurance premiums                21,169         18,115
           Goodwill                                    28,997         28,997
           Other assets                                55,495         55,904
                                                 ------------   ------------

TOTAL ASSETS                                     $    709,158   $    674,839
                                                 ============   ============


LIABILITIES
           Loss and loss adjustment
                   expense reserves              $    369,075   $    374,933
           Unearned premium reserves                  100,097         68,678
           Debt                                        20,785         32,497
           Other liabilities                           65,756         51,336
                                                 ------------   ------------
TOTAL LIABILITIES                                     555,713        527,444

STOCKHOLDERS' EQUITY
           Common stockholders' equity                153,445        147,395
                                                 ------------   ------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         $    709,158   $    674,839
                                                 ============   ============


BOOK VALUE PER COMMON SHARE                      $       5.29   $       4.98

BOOK VALUE PER COMMON SHARE EXCLUDING
    UNREALIZED GAIN/LOSS ON AVAILABLE FOR SALE
    SECURITIES, NET OF DEFERRED TAXES            $       4.92   $       4.69

EARNINGS RELEASE                                                          PAGE 6


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT                                                        FOR THE QUARTER              FOR THE SIX MONTHS
  SHARE & PER SHARE DATA)                                                     ENDED JUNE 30,                ENDED JUNE 30,
-------------------------                                                     --------------                --------------

SUMMARY DATA                                                              2003           2002             2003           2002
------------                                                         ------------    ------------     ------------    ------------
         Gross premiums written                                      $     56,220    $     42,816     $    125,009    $    100,322
         Net premiums written                                              40,177          40,722           91,979          78,626

REVENUES
         Net premiums earned                                         $     36,230    $     44,313     $     63,614    $     82,970
         Commissions and fees (net)                                        11,271           9,968           24,627          18,932
         Net investment income                                              3,577           3,505            6,930           6,629
         Net capital gains (losses)                                           374            (310)             579            (301)
         Gain on sale of subsidiary                                             -               -                -             199
                                                                     ------------    ------------     ------------    ------------
                                                     TOTAL REVENUES        51,452          57,476           95,750         108,429
EXPENSES
         Net losses & loss adjustment expenses (1)                         24,109          30,638           41,295          55,096
         Salaries & employee benefits                                      11,868           9,235           23,800          18,848
         Interest on notes payable                                            212             874              449           2,124
         Gain on debt reduction                                                 -            (359)               -            (359)
         Policy acquisition and other underwriting expenses (1)             5,993          10,948            9,749          19,934
         Other administrative expenses                                      5,306           6,073           12,390          11,491
                                                                     ------------    ------------     ------------    ------------
                                                     TOTAL EXPENSES        47,488          57,409           87,683         107,134
INCOME BEFORE TAXES                                                         3,964              67            8,067           1,295
         Federal income tax expense (benefit)                               1,285             (55)           2,632             263
                                                                     ------------    ------------     ------------    ------------
NET INCOME                                                           $      2,679    $        122     $      5,435    $      1,032
                                                                     ============    ============     ============    ============
NET OPERATING INCOME (2)                                             $      2,432    $        327     $      5,053    $      1,099
                                                                     ============    ============     ============    ============

DILUTED EARNINGS PER COMMON SHARE
         Net income                                                  $       0.09    $       0.01     $       0.18    $       0.09
         Net operating income                                        $       0.08    $       0.02     $       0.17    $       0.10
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                     29,261,119      13,902,073       29,389,101      11,220,758

GAAP RATIOS:
         Loss & LAE ratio                                                    71.1%           72.6%            70.2%           70.2%
         Other underwriting expense ratio                                    35.3%           35.8%            35.8%           36.8%
                                                                     ------------    ------------     ------------    ------------
         GAAP combined ratio                                                106.4%          108.4%           106.0%          107.0%
                                                                     ============    ============     ============    ============


(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The supplemental information contained on page 7 sets forth the intercompany fees, which are eliminated in consolidation.

(2) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

EARNINGS RELEASE                                                          PAGE 7


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                            SUPPLEMENTAL INFORMATION

(IN THOUSANDS)                                                                       FOR THE QUARTER          FOR THE SIX MONTHS
--------------                                                                        ENDED JUNE 30,            ENDED JUNE 30,
                                                                                     --------------            --------------

                                                                                  2003          2002          2003          2002
                                                                               ----------    ----------    ----------    ----------
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premium                                                             $   36,230    $   44,313    $   63,614    $   82,970

Consolidated net loss and LAE (1)                                              $   24,109    $   30,638    $   41,295    $   55,096
Intercompany claim fees                                                             1,635         1,521         3,355         3,130
                                                                               ----------    ----------    ----------    ----------
Unconsolidated net loss and LAE                                                $   25,744    $   32,159    $   44,650    $   58,226
                                                                               ==========    ==========    ==========    ==========

         GAAP loss and LAE ratio                                                     71.1%         72.6%         70.2%         70.2%

Consolidated policy acquisition and other underwriting expenses (1)            $    5,993    $   10,948    $    9,749    $   19,934
Intercompany administrative and other underwriting fees                             6,784         4,938        13,019        10,570
                                                                               ----------    ----------    ----------    ----------
Unconsolidated policy acquisition and other underwriting expenses              $   12,777    $   15,886    $   22,768    $   30,504
                                                                               ==========    ==========    ==========    ==========

         GAAP other underwriting expense ratio                                       35.3%         35.8%         35.8%         36.8%

GAAP combined ratio                                                                 106.4%        108.4%        106.0%        107.0%

                                                                                  2003          2002          2003          2002
                                                                               ----------    ----------    ----------    ----------
UNCONSOLIDATED GAAP DATA - GROSS COMMISSIONS AND FEES:

Managed programs:
         Management fees                                                       $    4,840    $    3,421    $   10,188    $    6,582
         Claims fees                                                                3,755         1,805         8,137         3,539
         Loss control fees                                                            549           739         1,126         1,335
         Reinsurance brokerage                                                        106           123           161           195
                                                                               ----------    ----------    ----------    ----------
Total managed programs                                                              9,250         6,088        19,612        11,651
Agency commissions                                                                  3,675         3,976         7,822         7,614
Intersegment revenue                                                               (1,654)          (96)       (2,807)         (333)
                                                                               ----------    ----------    ----------    ----------
Net commissions and fees                                                           11,271         9,968        24,627        18,932
Intercompany commissions and fees                                                   8,419         6,459        16,374        13,700
                                                                               ----------    ----------    ----------    ----------
Gross commissions and fees                                                     $   19,690    $   16,427    $   41,001    $   32,632
                                                                               ==========    ==========    ==========    ==========

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE                                                          PAGE 8



                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT
  SHARE & PER SHARE DATA)
-------------------------

                                                                         2001A           Q102A          Q202A            Q302A
                                                                    ----------------------------------------------------------------
SUMMARY DATA
------------

      Gross premiums written                                        $   299,104     $    57,506     $     42,816     $     40,591
      Net premiums written                                              186,083          37,904           40,722           29,838

INCOME STATEMENT
----------------

REVENUES
      Net premiums earned                                           $   163,665     $    38,657     $     44,313     $     31,340
      Commissions and fees (net)                                         40,675           8,964            9,968            8,654
      Net Investment income                                              14,228           3,124            3,505            3,751
      Net capital gains (losses)                                            735               9             (310)             626
      (Loss) gain on sale of subsidiary                                  (1,097)            199               --               --
                                                                    ----------------------------------------------------------------
            TOTAL REVENUES                                              218,206          50,953           57,476           44,371

EXPENSES
      Net losses & loss adj. expenses                                   125,183          24,458           30,638           24,639
      Policy acquisition and other underwriting expenses                 31,662           8,986           10,948            6,945
      Other administrative expenses                                      22,778           5,418            6,073            5,977
      Salaries & employee benefits                                       44,179           9,613            9,235            9,130
      Gain on debt reduction                                                 --              --             (359)              --
      Interest on notes payable                                           4,516           1,250              874              582
                                                                    ----------------------------------------------------------------
            TOTAL EXPENSES                                              228,318          49,725           57,409           47,273

PRETAX (LOSS) INCOME                                                    (10,112)          1,228               67           (2,902)
      Federal income tax (benefit) expense                               (3,602)            318              (55)          (1,011)
                                                                    ----------------------------------------------------------------

NET (LOSS) INCOME                                                   $    (6,510)    $       910     $        122     $     (1,891)

      Net realized capital (loss) gain, net of tax                         (239)            138             (205)             413
                                                                    ----------------------------------------------------------------

OPERATING (LOSS) INCOME                                             $    (6,271)    $       772     $        327     $     (2,304)
                                                                    ================================================================

      Weighted average common shares outstanding                      8,512,186       8,517,861       13,902,073       29,785,580
      Shares O/S at end of the period                                 8,512,194       8,512,194       29,787,194       29,744,894

PER SHARE DATA (Diluted)
      Net (loss) income                                             $     (0.76)    $      0.11     $       0.01     $      (0.06)
      Net realized capital (loss) gain, net of tax                  $     (0.02)    $      0.02     $      (0.01)    $       0.02
      Operating (loss) income                                       $     (0.74)    $      0.09     $       0.02     $      (0.08)
                                                                    ----------------------------------------------------------------

OPERATING RATIO ANALYSIS
------------------------

GAAP Loss & LAE ratio                                                      81.1%           67.4%            72.6%            83.3%
GAAP Expense ratio                                                         36.0%           37.8%            35.8%            36.2%
                                                                    ----------------------------------------------------------------
GAAP COMBINED RATIO                                                       117.1%          105.2%           108.4%           119.5%
                                                                    ================================================================



UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
---------------------------------------------------                 ----------------------------------------------------------------
Net earned premium                                                  $   163,665     $    38,657     $     44,313     $     31,340

Consolidated net loss and LAE                                       $   125,183     $    24,458     $     30,638     $     24,639
Intercompany claim fees                                                   7,520           1,609            1,521            1,474
                                                                    ----------------------------------------------------------------
Unconsolidated net loss and LAE                                     $   132,703     $    26,067     $     32,159     $     26,113
                                                                    ================================================================

      GAAP NET LOSS AND LAE RATIO                                          81.1%           67.4%            72.6%            83.3%

Consolidated Policy acquisition and other underwriting expenses     $    31,662     $     8,986     $     10,948     $      6,945
Intercompany administrative and other underwriting fees                  27,309           5,632            4,938            4,409
                                                                    ----------------------------------------------------------------
Unconsolidated policy acquisition and other underwriting expenses   $    58,971     $    14,618     $     15,886     $     11,354
                                                                    ================================================================

      GAAP EXPENSE RATIO                                                   36.0%           37.8%            35.8%            36.2%

GAAP COMBINED RATIO                                                       117.1%          105.2%           108.4%           119.5%
                                                                    ----------------------------------------------------------------


UNCONSOLIDATED COMMISSIONS & FEES
      Managed programs:
            Management fees                                         $    13,318     $     3,161     $      3,421     $      3,008
            Claims fees                                                   8,594           1,734            1,805            1,877
            Loss control fees                                             2,326             596              739              637
            Reinsurance brokerage                                         1,233              72              123               65
                                                                    ----------------------------------------------------------------
      Total managed programs                                             25,471           5,563            6,088            5,587
      Agency commissions                                                 15,706           3,638            3,976            3,113
      Intersegment commissions and fees                                    (502)           (237)             (96)             (46)
                                                                    ----------------------------------------------------------------
      Net Commissions and fees                                           40,675           8,964            9,968            8,654
      Intercompany commissions and fees                                  34,829           7,241            6,459            5,883
                                                                    ----------------------------------------------------------------
      Gross commissions and fees                                    $    75,504     $    16,205     $     16,427     $     14,537
                                                                    ================================================================
(In Thousands, Except
  Share & Per Share Data)
-------------------------

                                                                         Q402A          2002A            Q103A             Q203A
                                                                    ----------------------------------------------------------------
SUMMARY DATA
------------

      Gross premiums written                                        $     42,724     $    183,637     $     68,789     $     56,220
      Net premiums written                                                31,331          139,795           51,802           40,177

INCOME STATEMENT
----------------

REVENUES
      Net premiums earned                                           $     31,073     $    145,383     $     27,384     $     36,230
      Commissions and fees (net)                                           9,995           37,581           13,356           11,271
      Net Investment income                                                3,578           13,958            3,353            3,577
      Net capital gains (losses)                                             341              666              205              374
      (Loss) gain on sale of subsidiary                                       --              199               --               --
                                                                    ----------------------------------------------------------------
            TOTAL REVENUES                                                44,987          197,787           44,298           51,452

EXPENSES
      Net losses & loss adj. expenses                                     18,999           98,734           17,186           24,109
      Policy acquisition and other underwriting expenses                   6,756           33,635            3,756            5,993
      Other administrative expenses                                        5,548           23,016            7,084            5,306
      Salaries & employee benefits                                         9,681           37,659           11,932           11,868
      Gain on debt reduction                                                  --             (359)              --               --
      Interest on notes payable                                              315            3,021              237              212
                                                                    ----------------------------------------------------------------
            TOTAL EXPENSES                                                41,299          195,706           40,195           47,488

PRETAX (LOSS) INCOME                                                       3,688            2,081            4,103            3,964
      Federal income tax (benefit) expense                                 1,179              431            1,347            1,285
                                                                    ----------------------------------------------------------------

NET (LOSS) INCOME                                                   $      2,509     $      1,650     $      2,756     $      2,679

      Net realized capital (loss) gain, net of tax                           225              571              135              247
                                                                    ----------------------------------------------------------------

OPERATING (LOSS) INCOME                                             $      2,284     $      1,079     $      2,621     $      2,432
                                                                    ================================================================

      Weighted average common shares outstanding                      29,644,402       20,543,878       29,510,681       29,261,119
      Shares O/S at end of the period                                 29,591,494       29,591,494       29,363,694       29,022,394

PER SHARE DATA (Diluted)
      Net (loss) income                                             $       0.08     $       0.08     $       0.09     $       0.09
      Net realized capital (loss) gain, net of tax                  $       0.00     $       0.03     $       0.00     $       0.01
      Operating (loss) income                                       $       0.08     $       0.05     $       0.09     $       0.08
                                                                    ----------------------------------------------------------------

OPERATING RATIO ANALYSIS
------------------------

GAAP Loss & LAE ratio                                                       66.1%            72.1%            69.0%            71.1%
GAAP Expense ratio                                                          36.1%            36.5%            36.5%            35.3%
                                                                    ----------------------------------------------------------------
GAAP COMBINED RATIO                                                        102.2%           108.6%           105.5%           106.4%
                                                                    ================================================================



UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
---------------------------------------------------                 ----------------------------------------------------------------
Net earned premium                                                  $     31,073     $    145,383     $     27,384     $     36,230

Consolidated net loss and LAE                                       $     18,999     $     98,734     $     17,186     $     24,109
Intercompany claim fees                                                    1,550            6,154            1,720            1,635
                                                                    ----------------------------------------------------------------
Unconsolidated net loss and LAE                                     $     20,549     $    104,888     $     18,906     $     25,744
                                                                    ================================================================

      GAAP NET LOSS AND LAE RATIO                                           66.1%            72.1%            69.0%            71.1%

Consolidated Policy acquisition and other underwriting expenses     $      6,756     $     33,635     $      3,756     $      5,993
Intercompany administrative and other underwriting fees                    4,466           19,445            6,235            6,784
                                                                    ----------------------------------------------------------------
Unconsolidated policy acquisition and other underwriting expenses   $     11,222     $     53,080     $      9,991     $     12,777
                                                                    ================================================================

      GAAP EXPENSE RATIO                                                    36.1%            36.5%            36.5%            35.3%

GAAP COMBINED RATIO                                                        102.2%           108.6%           105.5%           106.4%
                                                                    ----------------------------------------------------------------


UNCONSOLIDATED COMMISSIONS & FEES
      Managed programs:
            Management fees                                         $      3,171     $     12,761     $      5,348     $      4,840
            Claims fees                                                    2,660            8,076            4,382            3,755
            Loss control fees                                                618            2,590              577              549
            Reinsurance brokerage                                             49              309               55              106
                                                                    ----------------------------------------------------------------
      Total managed programs                                               6,498           23,736           10,362            9,250
      Agency commissions                                                   3,603           14,330            4,147            3,675
      Intersegment commissions and fees                                     (106)            (485)          (1,153)          (1,654)
                                                                    ----------------------------------------------------------------
      Net Commissions and fees                                             9,995           37,581           13,356           11,271
      Intercompany commissions and fees                                    6,016           25,599            7,955            8,419
                                                                    ----------------------------------------------------------------
      Gross commissions and fees                                    $     16,011     $     63,180     $     21,311     $     19,690
                                                                    ================================================================